Power of Attorney

The undersigned hereby constitutes and appoints each of (i) the

Executive Vice President, General Counsel and Secretary (currently

Robert B. Sari), an officer of Nordstorm, Inc., (ii) the Corporate

Paralegal (currently Paula McGee), and (iii) the Corporate Secretary's

Executive Assistant (currently Kathleen Hepworth), each employees of

Nordstrom, Inc.,signing singly, the undersigned's true and and lawful attorney-in-fact to:

 (1)  execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of Nordstrom,

Inc. the "Company"), Forms 3, 4 and 5 and Form ID in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the

rules thereunder;

 (2)  do and perform any and all acts for and on behalf

of the undersigned which may be necessary or desirable to complete and execute such Forms 3, 4 and 5 and Form ID, and any amendment or amendments thereto, and timely file such forms with the United

States Securities and Exchange Commission and any stock exchange or similar authority; and

 (3)  take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorneys-in-

facts'substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange

Act of 1934.  The undersigned agrees to hold harmless the Company and the foregoing attorneys-in-fact for the performance of the foregoing actions in the exercise of any rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of this 9th day of November, 2015.

Signature

/s/Gordon Smith